UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to §240.14a-12

RESTORATION HARDWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 1, 2005

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

You are cordially invited to attend the annual meeting of the stockholders of Restoration Hardware, Inc. on July 20, 2005, at 9:30 a.m. local time at our corporate offices located at 5725 Paradise Drive, Building D, Corte Madera, California 94925.

At the annual meeting, you will be asked to do the following:

1.                 Elect the Class I directors to serve for a three-year term until the 2008 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.                 Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 28, 2006; and

3.                 Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You do not need to attend the annual meeting. Whether or not you attend, after reading the proxy statement, please mark, date, sign and return the enclosed proxy in the accompanying reply envelope. If you decide to attend the annual meeting, please notify the inspector of elections at the meeting if you wish to vote in person and your proxy will not be voted.

Sincerely yours,

Gary G. Friedman
Chairman, President and Chief Executive Officer

RESTORATION HARDWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 20, 2005

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Restoration Hardware, Inc., a Delaware corporation, will be held on July 20, 2005, at 9:30 a.m. local time at our corporate offices located at 5725 Paradise Drive, Building D, Corte Madera, California 94925, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.      Elect the Class I directors to serve for a three-year term until the 2008 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.      Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 28, 2006; and

3.      Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 23, 2005, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. The stock transfer books of the company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses or because you hold both common stock and Series A preferred stock, each proxy should be signed and returned to ensure that all of your shares will be voted. You may submit your proxy and then later decide to attend the annual meeting to vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement.

Sincerely,

Gary G. Friedman
Chairman, President and Chief Executive Officer
Corte Madera, California
June 1, 2005

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 20, 2005

General

This proxy statement is furnished in connection with the solicitation by Restoration Hardware, Inc., a Delaware corporation, of proxies for the annual meeting of the stockholders to be held on July 20, 2005, at 9:30 a.m. local time. The annual meeting will be held at our corporate offices located at 5725 Paradise Drive, Building D, Corte Madera, California 94925. Our principal executive offices are located at 15 Koch Road, Suite J, Corte Madera, California 94925. Our telephone number at that address is (415) 924-1005. These proxy solicitation materials are first being mailed on or about June 10, 2005, to all stockholders entitled to notice of, and to vote at, the annual meeting.

All materials filed by us with the Securities and Exchange Commission (SEC) can be obtained at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or through the SEC’s web site at www.sec.gov. You may obtain information on the operation of the SEC’s Public Reference Room by calling 1-800-SEC-0330.

Purpose of the Annual Meeting

At our annual meeting, holders of our common stock and Series A preferred stock, voting together as a single class, will be asked to:

1.                 Elect two Class I directors to serve for a three-year term until the 2008 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.                 Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 28, 2006; and

3.                 Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Additionally, at our annual meeting, holders of our Series A preferred stock, voting as a separate class, will be asked to:

Elect one Class I director to serve for a three-year term until the 2008 annual meeting of stockholders or until his successor is duly elected and qualified.

Record Date

The close of business on May 23, 2005, has been fixed as the record date for determining the holders of shares of our common stock and Series A preferred stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Revocability of Proxies

If the shares are held in the stockholder’s name, the proxy relating to such shares and given pursuant to this solicitation may be revoked by such stockholder at any time before the proxy is voted by: (1) sending written notice of revocation to our Secretary, Patricia A. McKay, at the address of our principal executive offices; (2) executing and delivering a proxy bearing a later date to our Secretary; or (3) attending the annual meeting and voting in person. If the shares are held in “street name,” such stockholder should follow the directions provided by such stockholder’s broker regarding how to revoke the proxy. Attendance at the annual meeting by a stockholder who has executed and delivered a valid proxy will not in and of itself constitute a revocation of the proxy.

Voting Rights of Stockholders, Quorum

Only stockholders of record on the record date will be entitled to vote at the annual meeting. As of the close of business on May 23, 2005, we had outstanding 33,162,503 shares of our common stock and 8,473 shares of our Series A preferred stock. A majority of the shares of common stock and Series A preferred stock (on an as converted to common stock basis) entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting, except that, with regard to the election of one Class I director for which only holders of our Series A preferred stock may vote, a majority of the shares of Series A preferred stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting with regard to such Class I director vote.

Each outstanding share of our common stock on the record date is entitled to one vote on all matters to come before the annual meeting, other than the election of one Class I director for which only holders of our Series A preferred stock may vote. Each outstanding share of our Series A preferred stock on the record date is entitled to 503 votes, on an as converted (and rounded to the nearest whole share) to common stock basis, on all matters to come before the annual meeting. Alissa McGhie, our Director of Financial Reporting, will act as the inspector of elections for the annual meeting, and will tabulate the stockholder votes, abstentions and broker “non-votes” at the meeting.

Our certificate of designation of Series A and Series B preferred stock, which became effective in March 2001, provides that the holders of Series A preferred stock may elect up to two directors to our board of directors. Accordingly, in March 2001, the holders of Series A preferred stock nominated, and our board appointed, Mark J. Schwartz and Glenn J. Krevlin to the board of directors on behalf of the holders of Series A preferred stock. Mr. Krevlin’s term as one of our directors expires at the annual meeting. As set out in our certificate of designation, so long as Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP continue to hold at least 50% of the shares of Series A preferred stock originally issued to them or the equivalent number of shares of common stock upon any conversion of the Series A preferred stock, we will cause, and have caused, their designee to be nominated as one of our directors, and we have agreed to use our best efforts to cause the holders of our Series A preferred stock to elect their designee to our board of directors.

If any stockholder is unable to attend the annual meeting, the stockholder may vote by proxy. When the proxy is returned properly completed, it will be voted as directed by the stockholder on the proxy. Stockholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock or Series A preferred stock represented by the proxy will be voted “FOR” the director nominees and the other proposals to be presented at the annual meeting, and will be voted in the proxyholders’ discretion as to such other matters that may properly come before the annual meeting.

Required Vote for Approval

For the proposal relating to the election of two director nominees by the holders of our common stock and Series A preferred stock, voting together as a single class, the two candidates receiving the greatest number of affirmative votes of the votes attached to the shares of our common stock and Series A preferred stock, voting together as a single class, will be elected, provided a quorum is present and voting. For the proposal relating to the election of one director nominee by the holders of our Series A preferred stock, the one candidate receiving the greatest number of affirmative votes of the votes attached to the shares of our Series A preferred stock will be elected, provided a quorum is present and voting. Our stockholders may not cumulate votes in the election of the director nominees. All other proposals will require the affirmative vote of a majority of the votes attached to shares of our common stock and Series A preferred stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the annual meeting.

Abstentions, Broker “Non-Votes”

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of the director nominees or issues requiring approval of a majority of the shares of voting stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to the proposal regarding the election of the director nominees which requires a plurality vote, and the remaining proposals which require the affirmative vote of a majority of our common stock and Series A preferred stock present in person or represented by proxy and entitled to vote, broker “non-votes” have no effect. Because abstentions will be included in the tabulations of the shares of our common stock and Series A preferred stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on all proposals other than the proposal for the election of the director nominees.

Cost of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials and any additional solicitation materials furnished to the stockholders. We will furnish copies of proxy materials and any other additional solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the proxy solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the proxy solicitation materials to such beneficial owners. We may supplement the original solicitation of proxies by mail or by solicitation by telephone, telegram, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We also have retained the services of The Altman Group to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We estimate that we will pay a fee of approximately $4,000 for The Altman Group’s services and will reimburse it for certain out-of-pocket expenses that are usual and proper.

Deadline for Receipt of Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice thereof in writing to our Secretary, Patricia A. McKay. To be timely for the 2006 annual meeting, assuming that the 2006 annual meeting is held on the same date as the 2005 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices no later than March 22, 2006 (120 days prior to the date of the meeting). A stockholder’s notice must accompany any stockholder proposal and shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of our voting securities which are owned beneficially and of record by the stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of the stockholder of record and the beneficial owner, if any, in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at our 2006 annual meeting of the stockholders must be received by our Secretary, Patricia A. McKay, at the address of our principal executive offices no later than February 1, 2006, in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority

In addition, the proxies solicited by our board of directors for the 2006 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal no later than April 13, 2006.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

General

Our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws provide for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our certificate of designation states that our board of directors shall consist of nine members. Our amended and restated bylaws provide that the authorized number of directors shall be set by resolution of the board of directors. Our board of directors has authorized a board of nine directors and our current board consists of eight persons. At each annual meeting of the stockholders, directors will be elected for a term of three years to succeed those directors whose terms are expiring.

Classified Board

Our board is currently composed of the following classes of directors:

Class	Expiration	Member
Class I	2005	Damon H. Ball, Raymond C. Hemmig and Glenn J. Krevlin
Class II	2006	Robert E. Camp, M. Ann. Rhoades and Mark J. Schwartz
Class III	2007	Gary G. Friedman and T. Michael Young

Class I Directors

At the annual meeting, holders of our common stock and Series A preferred stock will elect two Class I directors, each to serve a three year term until the 2008 annual meeting of stockholders or until a successor is duly elected and qualified or until the director’s earlier resignation or removal. In addition, at the annual meeting, holders of our Series A preferred stock will elect one Class I director to serve a three year term until the 2008 annual meeting of stockholders or until a successor is duly elected and qualified or until the director’s earlier resignation or removal. The director nominees have agreed to serve if elected, and we have no reason to believe that such nominees will be unwilling or unable to serve. In the event any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our board of directors to fill the vacancy. Proxies received will be voted “FOR” the nominees named below, unless marked to the contrary. Proxies may not be voted for a greater number of persons than the number of nominees named.

Information About Class I Director Nominees

The following two director nominees are to stand for election by the holders of our common stock and our Series A preferred stock:

Damon H. Ball has served as one of our directors since May 1997 and his term as a director expires at the annual meeting of the stockholders in 2005. He currently serves as lead independent director on our board of directors. Since May 2002, Mr. Ball has served as Managing Director of Saratoga Management Company LLC, a private equity investment firm which manages the Saratoga Partners funds. From August 2001 to May 2002, Mr. Ball served as Senior Advisor to Saratoga Partners. Mr. Ball also has served, from May 1999 through the present, as the President and Managing Director of Sextant Capital Advisors, LLC, a financial advisory company formed by Mr. Ball. Previously, Mr. Ball was with Desai Capital Management Incorporated for ten years where he served as a Senior Vice President from 1992 to 1999, and as a Vice President prior to such time. In December 2003, as a representative of Saratoga Lighting Holdings, LLC, Mr. Ball became a director of Advanced Lighting Technologies, Inc., a publicly reporting designer, manufacturer and marketer of metal halide lighting products.

Raymond C. Hemmig has served as one of our directors since June 1994 and his term as a director expires at the annual meeting of the stockholders in 2005. He currently is chairman of our compensation committee. Since October 2003, he has served as Chairman of the Board of Buffet Partners, L.P., a privately held operator of scatter-bar buffet restaurants. He has served as the Chairman of the Board of Ace Cash Express, Inc. (Nasdaq: AACE), a publicly traded chain of retail financial services stores, since September 1988 and as the Chairman, Chief Executive Officer and General Partner of Retail & Restaurant Growth Capital, L.P., a licensed Small Business Investment Corporation, since 1995. Mr. Hemmig served as the Chief Executive Officer of Ace from 1988 to 1994. He also serves on the boards of several private companies. From 1990 until May 1994, Mr. Hemmig served as a director of On the Border Cafes, Inc., a publicly traded restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries. He served as an Executive Vice President of Grandy’s Inc., a subsidiary of Saga Corp., from 1983 to 1985, and was a Vice President and the Chief Operating Officer of Grandy’s Country Cookin’, the predecessor restaurant company, from 1980 to 1983. He also worked with Hickory Farms of Ohio, Inc. from 1973 to 1980 in various operational and executive positions.

The following director nominee is to stand for election by the holders of our Series A preferred stock:

Glenn J. Krevlin has served as one of our directors since March 2001 and his term as a director expires at the annual meeting of the stockholders in 2005. Since January 2001, Mr. Krevlin has served as the managing member of Krevlin Advisors, LLC, an investment management firm, which is the managing member of GJK Capital Management, LLC, the general partner of each of Glenhill Capital LP and Glenhill Concentrated Short Biased Fund, L.P., each an investment partnership. In addition, since 2001, Mr. Krevlin has served as the managing member of Glenhill Overseas Management, LLC, an investment management firm. Previously, Mr. Krevlin was a general partner at Cumberland Associates LLC, an investment firm, from 1994 to December 2000.

Vote Required

Assuming the presence of a quorum, our two Class I directors to stand for election by the holders of our common stock and our Series A preferred stock will be elected, from among those persons nominated, by the affirmative vote of holders of a plurality of our outstanding common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, present in person or represented by proxy and entitled to vote at the annual meeting. Nominees who receive the first and second highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker “non-votes.” Assuming the presence of a quorum, our one Class I director to stand for election by the holders of our Series A preferred stock will be elected, from those persons nominated, by the affirmative vote of holders of a plurality of our outstanding Series A preferred stock present in person or represented by proxy and entitled to vote at the annual meeting. The one nominee who receives the highest number of votes in favor of his election will be elected, regardless of the number of abstentions or broker “non-votes.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information regarding our executive officers and directors as of May 23, 2005:

Name	Age	Position
Gary G. Friedman(4)(5)	47	President, Chief Executive Officer and Chairman of the Board of Directors
Damon H. Ball(1)(3)	48	Director
Robert E. Camp	61	Director
Raymond C. Hemmig(1)(2)	55	Director
Glenn J. Krevlin(1)(3)	45	Director
M. Ann Rhoades(2)	60	Director
Mark J. Schwartz(2)(3)	47	Director
T. Michael Young(1)	60	Director
Patricia A. McKay	47	Executive Vice President, Chief Financial Officer and Secretary
John W. Tate	54	Executive Vice President, Chief Operating Officer
Marta H. Benson	42	Senior Vice President, Merchandising and Marketing
Jason W. Camp	36	Senior Vice President, Retail Operations
Murray Jukes	37	Vice President, Corporate Controller

(1)          Member of the audit committee

(2)          Member of the compensation committee

(3)          Member of the nominating committee

(4)          Member of the secondary committee under the 1998 stock incentive plan

(5)          Member of the special purpose committee for non-plan option grants

Gary G. Friedman joined us as our Chief Executive Officer in March 2001. He was elected by our board as a director at the same time and his term as a director expires at the annual meeting of the stockholders in 2007. In November 2001 he was also appointed our President, and in March 2005 he was also appointed chairman of the board of directors. Prior to joining us, Mr. Friedman was for 13 years with Williams-Sonoma, Inc. (NYSE: WSM), a specialty retailer of high quality products for the home, where he served in various capacities, including as President and Chief Operating Officer from May 2000 to March 2001, and as Chief Merchandising Officer and President of Retail Stores from 1995 to 2000.

Damon H. Ball has served as one of our directors since May 1997 and his term as a director expires at the annual meeting of the stockholders in 2005. He currently serves as lead independent director on our board of directors. Since May 2002, Mr. Ball has served as Managing Director of Saratoga Management Company LLC, a private equity investment firm which manages the Saratoga Partners funds. From August 2001 to May 2002, Mr. Ball served as Senior Advisor to Saratoga Partners. Mr. Ball also has served, from May 1999 through the present, as the President and Managing Director of Sextant Capital Advisors, LLC, a financial advisory company formed by Mr. Ball. Previously, Mr. Ball was with Desai Capital Management Incorporated for ten and a half years where he served as a Senior Vice President from 1992 to 1999, and as a Vice President prior to such time. In December 2003, as a representative of Saratoga Lighting Holdings, LLC, Mr. Ball became a director of Advanced Lighting Technologies, Inc., a publicly reporting designer, manufacturer and marketer of metal halide lighting products.

Robert E. Camp has served as one of our directors since June 1994 and his term as a director expires at the annual meeting of the stockholders in 2006. He and his wife are majority shareholders in Hero’s Welcome Inc., a Vermont-based up-scale general store and direct mail operation, which he founded in

November 1993. From March 1999 until February 2004, Mr. Camp served as a member of the board of directors of Kitchen Etc., Inc., a New England-based specialty retailer of cooking and dining products, and as its Chief Executive Officer from August 1999 until February 2004, prior to its filing in June 2004 of a petition for relief under Chapter 11 of the United States Bankruptcy Code. He is the former President and Chief Executive Officer of Pier 1 Imports Inc. (NYSE: PIR), a specialty retailer of imported decorative home furnishings and gifts, and was associated with that company from 1967 to 1985. In 1971, Mr. Camp co-founded Import Bazaar Ltd., a Canadian-based import business, which was subsequently sold to Pier 1 Imports Inc. In 1986, he founded Simpson and Fisher Companies, Inc., a specialty retail holding company, where he was President and Chief Executive Officer from June 1986 through February 1992.

Raymond C. Hemmig has served as one of our directors since June 1994 and his term as a director expires at the annual meeting of the stockholders in 2005. He currently is chairman of our compensation committee. Since October 2003, he has served as Chairman of the Board of Buffet Partners, L.P., a privately held operator of scatter-bar buffet restaurants. He has served as the Chairman of the Board of Ace Cash Express, Inc. (Nasdaq: AACE), a publicly traded chain of retail financial services stores, since September 1988 and as the Chairman, Chief Executive Officer and General Partner of Retail & Restaurant Growth Capital, L.P., a licensed Small Business Investment Corporation, since 1995. Mr. Hemmig served as the Chief Executive Officer of Ace from 1988 to 1994. He also serves on the boards of several private companies. From 1990 until May 1994, Mr. Hemmig served as a director of On the Border Cafes, Inc., a publicly traded restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries. He served as an Executive Vice President of Grandy’s Inc., a subsidiary of Saga Corp., from 1983 to 1985, and was a Vice President and the Chief Operating Officer of Grandy’s Country Cookin’, the predecessor restaurant company, from 1980 to 1983. He also worked with Hickory Farms of Ohio, Inc. from 1973 to 1980 in various operational and executive positions.

Glenn J. Krevlin has served as one of our directors since March 2001 and his term as a director expires at the annual meeting of the stockholders in 2005. Since January 2001, Mr. Krevlin has served as the managing member of Krevlin Advisors, LLC, an investment management firm, which is the managing member of GJK Capital Management, LLC, the general partner of each of Glenhill Capital LP and Glenhill Concentrated Short Biased Fund, L.P., each an investment partnership. In addition, since 2001, Mr. Krevlin has served as the managing member of Glenhill Overseas Management, LLC, an investment management firm. Previously, Mr. Krevlin was a general partner at Cumberland Associates LLC, an investment firm, from 1994 to December 2000.

M. Ann Rhoades served as one of our directors from August 1999 through March 2001 and rejoined our board of directors in March 2005. Ms. Rhoades’ term as a director expires at the annual meeting of stockholders in 2006. Ms. Rhoades is the President of PeopleInk, Inc., a human resources consulting firm. Ms. Rhoades also serves as a member of the Boards of Directors of JetBlue Airways Corporation (Nasdaq: JBLU), a publicly traded passenger airline, and of P. F. Chang’s China Bistro, Inc. (Nasdaq: PFCB), a publicly traded restaurant chain. From April 1999 through April 2002, Ms. Rhoades served as Executive Vice President, People for JetBlue Airways. From January 1995 to March 1999, Ms. Rhoades was the Executive Vice President, Team Services & Public Relations for Promus Hotel/DoubleTree Hotels Corporation. From June 1989 to January 1995, Ms. Rhoades was the Vice President, People for Southwest Airlines (NYSE: LUV), a publicly traded passenger airline.

Mark J. Schwartz has served as one of our directors since March 2001 and his term as a director expires at the annual meeting of the stockholders in 2006. Mr. Schwartz is the President and Chief Executive Officer of Gordon Brothers Group, LLC, a consumer products investment and restructuring firm. Mr. Schwartz has served as President of Gordon Brothers Group, LLC since September 2002, and also has served as its Chief Executive Officer since November 2004. From 1997 to 2002, Mr. Gordon was the President and Chief Executive Officer of Palladin Capital Group, Inc., a New York-based merchant banking firm. As part of his role with Palladin Capital Group, Inc., Mr. Schwartz served as the Chairman and Chief Executive Officer of Nine West Group, Inc., managing its restructuring and integration into Jones Apparel Group, Inc. from June 1999 to February 2000. In addition, Mr. Schwartz is the managing member of Palladin Investments, LLC, which is the general partner of Palladin Capital Partners, LP, and Mr. Schwartz also is the managing member of MS2 Partners, LLC. From April 1994 to July 1997, Mr. Schwartz was a member of Rosecliff, Inc., a New York-based investment firm, most recently as President. From 1985 to 1994, Mr. Schwartz was a member of the Investment Banking Division of Merrill Lynch. In 1984, Mr. Schwartz worked as an Associate Consultant for Management Analysis Center, Inc. From 1979 to 1983, Mr. Schwartz was an officer of Manufacturers Hanover Trust Co. in New York and Manufacturers Hanover Limited in London.

T. Michael Young has served as one of our directors since March 2005 and his term as a director expires at the annual meeting of the stockholders in 2007. He is currently the chairman of the audit committee. Mr. Young is the President and Chief Executive Officer of Metal Supermarkets (Canada), Ltd., a privately-held metal distributor with locations in the United States, Canada, Europe, and the Middle East, and has held this position since December 2002. In October 2003, he was elected to the board of directors of that company. Since April 2004, Mr. Young has served on the board of directors of Emeritus Corporation (AMEX: ESC), a publicly-traded national operator of assisted living residential communities. From June 1998 to May 2002, Mr. Young served as chairman of the board of directors of Transportation Components, Inc., a publicly-held distributor of replacement parts for commercial trucks and trailers, and also served as its President and Chief Executive Officer from June 1998 until May 2001, when Transportation Components and its affiliates filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Young is a Certified Public Accountant and former partner of Arthur Andersen & Co.

Patricia A. McKay has served as our Chief Financial Officer and Secretary since October 2003. In addition to these roles, she was promoted to Executive Vice President in March 2004. Prior to joining us, Ms. McKay was with AutoNation, Inc., the largest automotive retailer in the United States, from January 1997 through March 2003, where she was Senior Vice President, Finance from November 1999 and was acting Chief Financial Officer from November 1999 until April 2000. Ms. McKay joined AutoNation, Inc. as its Vice President, Operations Controller. From February 1998 until November 1999, Ms. McKay served as Senior Vice President of Finance of the Automotive Retail Group of AutoNation, Inc. Prior to joining AutoNation, Inc., Ms. McKay served from October 1988 until December 1996 in various positions with Dole Food Company, Inc., a multinational food company, rising to the position of Vice President of Finance and Controller. Separately, Ms. McKay became a director of Office Depot, Inc. (NYSE: ODP), a publicly traded global supplier of office products and services, in May 2004.

John W. Tate has served as our Executive Vice President and Chief Operating Officer since August 2004. From January 2003 until August 2004, Mr. Tate served as one of our directors. From January 2002 to August 2004, he served as Chief Operating Officer at Krispy Kreme Doughnuts, Inc. (NYSE: KKD), a vertically integrated retailer of donuts and coffee. Mr. Tate served as Chief Financial Officer and President of Krispy Kreme Manufacturing and Distribution from October 2000 to January 2002. Prior to joining Krispy Kreme, he served as Senior Vice President and Chief Financial Officer of Williams-Sonoma, Inc. (NYSE: WSM), a specialty retailer of high quality products for the home, from July 1999. From November 1997 until July 1999, Mr. Tate served as Corporate Chief Financial Officer for Dole Food Company, Inc. He also served, from January 1993 to November 1997, in two Senior Vice President, Chief Financial Officer positions for Dole Europe in Paris, France, and Dole Fresh Vegetables in Northern California. Mr. Tate held a variety of positions with Ryder Systems Inc., PepsiCo, Sara Lee and other consumer products and services companies from 1980 until 1992.

Marta H. Benson has served as our Senior Vice President, Merchandising and Marketing since February 2004. Ms. Benson joined us in August 1996 and rose through our ranks to become in January 1999 our Vice President, RH Direct, where she was in charge of our direct-to-customer division.

Jason W. Camp has served as our Senior Vice President, Retail Operations since February 2004. Mr. Camp joined us in June 1996 and rose through our ranks to become a director of stores in our Eastern Region in February 2000. In July 2001, Mr. Camp was promoted to Vice President of Stores, where he was in charge of our retail store operations.

Murray Jukes has served as our Vice President, Corporate Controller since May 2004. From June 2002 to May 2004, Mr. Jukes was Controller of Good Guys, Inc., a large specialty retailer of higher-end consumer entertainment electronics products. From June 1998 to June 2002, Mr. Jukes was Vice President, Controller of Hill Holiday, an advertising firm. From 1990 to 1995, Mr. Jukes worked for Arthur Andersen & Co. Mr. Jukes is a member of the Institute of Chartered Accountants in England and Wales.

Our board of directors has authorized a board of nine directors and our current board consists of eight persons. We have not yet identified an individual to fill the vacancy on our board of directors.

Our directors serve in such capacity until the annual meeting of the stockholders corresponding to the end of their respective terms or until their successors are duly elected and qualified, unless they have earlier resigned or been removed. Our officers hold their offices until their successors are chosen and qualify or until their earlier resignation or removal.

Our certificate of designation provides that the holders of Series A preferred stock may elect up to two directors to our board of directors so long as the holders of Series A preferred stock and their affiliates hold, in the aggregate, 50% or more of the shares of Series A preferred stock originally issued to such holders, provided, however, that if the holders of Series A preferred stock and their respective affiliates hold, in the aggregate, 25% or more but less than 50% of the shares of Series A preferred stock originally issued to such holders, the holders of Series A preferred stock shall be entitled to elect only one such director to our board of directors. Moreover, as long as Palladin Capital Group, Inc. and its affiliates continued to hold at least 50% of the shares of Series A preferred stock originally issued to them or an equivalent number of shares of common stock upon any conversion of Series A preferred stock, we would cause a designee of Palladin Capital Group, Inc. and its affiliates to be nominated as one of our directors, and we would use our best efforts to cause the election of the designee to our board of directors. Accordingly, the holders of Series A preferred stock nominated, and our board then elected, Mark J. Schwartz to the board of directors on behalf of Palladin Capital Group, Inc. and its affiliates. Mr. Schwartz was re-elected to our board of directors at the 2003 annual meeting of stockholders. Palladin Capital Group, Inc. and its affiliates no longer hold 50% or more of the shares of Series A preferred stock originally issued to them or an equivalent number of shares of common stock. Separately, as long as Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP continue to hold at least 50% of the shares of Series A preferred stock originally issued to them or the equivalent number of shares of common stock upon any conversion of the Series A preferred stock, we will cause their designee to be nominated as one of our directors, and we will use our best efforts to cause the election of the designee to our board of directors. Accordingly, the holders of Series A preferred stock nominated, and our board then elected, Glenn J. Krevlin to the board of directors on behalf of Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP. Mr. Krevlin was re-elected to our board of directors at the 2002 annual meeting of stockholders. The terms of Mr. Krevlin and Mr. Schwartz as directors on our board will expire at our annual meeting of stockholders in 2005 and 2006, respectively. At future annual meetings, provided that the holders of our Series A preferred stock remain entitled to elect such Series A director(s) at the time of such annual meetings, each Series A director will be up for election upon the expiration of their respective terms. Mr. Krevlin is a director nominee at this year’s annual meeting.

In connection with our preferred stock financing in March 2001, we hired Mr. Friedman as our new Chief Executive Officer and our board of directors elected Mr. Friedman as a Class III director to our board.

Relationship Among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers, except that Jason W. Camp is the son of one of our directors, Robert E. Camp.

Meetings and Committees of the Board of Directors

Our board of directors held 11 meetings during the fiscal year ended January 29, 2005. Our board of directors has an audit committee, a compensation committee, a nominating committee and a secondary committee under the 1998 stock incentive plan and a special purpose committee for non-plan option grants. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors, and (ii) the total number of meetings held by all committees of our board on which such director served, during the fiscal year ended January 29, 2005.

In March 2005, the board of directors voted to create the position of lead independent director of the board of directors and adopted a lead independent director charter. The charter provides that the lead independent director shall serve in a lead capacity to coordinate the activities of the other non-employee directors and to perform such other duties and functions as directed by the board from time to time. Mr. Ball currently serves as lead independent director.

Our board of directors has adopted a Code of Ethics for Chief Executive and Senior Financial Officers and a Code of Business Conduct which applies to all of our employees, officers and directors. Both codes are posted on our web site at www.RestorationHardware.com and any amendments or waivers to either code, to the extent they occur, shall also be posted on our web site, pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the rules thereunder promulgated by the Securities and Exchange Commission. Each code satisfies the requirements under Item 406 of Regulation S-K, and the Code of Business Conduct satisfies the Nasdaq rules applicable to issuers listed on the Nasdaq National Market.

The board of directors has adopted an audit committee charter, which sets for the qualifications of the audit committee members and the responsibilities and duties of the audit committee. A current copy of the audit committee charter is attached as Annex A to this proxy statement.

Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, our separately-designated standing audit committee of the board of directors currently consists of Messrs. Ball, Hemmig, Krevlin and Young, with Mr. Young as the chairman of the committee. The audit committee’s primary purpose is to assist our board of directors in overseeing the accounting and financial reporting processes of the company and audits of the consolidated financial statements of the company. The audit committee also reviews the policies and procedures adopted by the company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles. The audit committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the company’s independent auditors. Additionally, the audit committee must preapprove all audit and non-audit services performed by the company’s independent auditors. The audit committee also has been designated by our board of directors as a qualified legal compliance committee. Our audit committee held 13 meetings during the fiscal year ended January 29, 2005. After considering relationships between each member of the audit committee and our company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are: (1) “independent” as that term is defined in Section 10A of the Securities Exchange Act of 1934, as

amended, and Rule 10A-3(b)(1) thereunder; and (2) “independent” as that term is defined in Marketplace Rules 4200 and 4350(d) of the listing standards of the National Association of Securities Dealers, Inc. Furthermore, our board of directors has determined that Mr. Young qualifies as an audit committee financial expert, as defined by the applicable rules of the Securities Exchange Act of 1934, as amended, and has current and past employment experience in finance which results in his financial sophistication for purposes of Marketplace Rule 4350(d) of the listing standards of the National Association of Securities Dealers, Inc.

Our compensation committee currently consists of Messrs. Hemmig and Schwartz and Ms. Rhoades, with Mr. Hemmig as chairman of the committee. Our board of directors has determined that all current members of the compensation committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. The compensation committee’s function is to assist our board of directors in discharging its responsibilities relating to compensation of our directors and officers, in particular, by reviewing and determining the salaries and incentives of our executive officers, including the Chief Executive Officer, and establishing the general compensation goals and objectives for such individuals. Our compensation committee also has concurrent authority with our secondary committee to administer aspects of our 1998 stock incentive plan. With regard to our executive officers, our compensation committee has sole and exclusive authority to administer aspects of the plan and to make discretionary option grants under the plan to such persons. Our compensation committee held nine formal meetings during the fiscal year ended January 29, 2005, although there were numerous informal meetings between the members of the compensation committee during fiscal 2004.

Our nominating committee currently consists of Messrs. Ball, Krevlin and Schwartz. Our board of directors has determined that all of the current members of our nominating committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. The nominating committee is to assist the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board and review and making of recommendations to the board of directors regarding the composition of the board and committees of the board. Additional duties and responsibilities of the nominating committee are set forth in its charter, which was adopted and approved in May 2004 and a copy of which is available on our web site at www.RestorationHardware.com. Our nominating committee held two meetings during the fiscal year ended January 29, 2005.

Our secondary committee under the 1998 stock incentive plan currently consists of Mr. Friedman and has concurrent authorization with the compensation committee to make discretionary option grants under our 1998 stock incentive plan to eligible individuals other than our executive officers pursuant to guidelines issued from time to time by our board. The committee held 23 meetings during the fiscal year ended January 29, 2005.

Our special purpose committee for non-plan option grants currently consists of Mr. Friedman. The special purpose committee was established in May 2001 and has concurrent authorization with our board to make option grants exercisable for up to an aggregate 1,000,000 shares of common stock outside of the 1998 stock incentive plan to eligible individuals other than our executive officers pursuant to guidelines issued from time to time by our board. Our board or the compensation committee also may, in either’s sole discretion and at any time, restrict or withdraw from the special purpose committee, as to any particular matters or categories of matters, the authority to make any or certain option grants. The special purpose committee did not hold any meetings during the fiscal year ended January 29, 2005.

Director Nomination Process

Our amended and restated bylaws provides that nominations for election to our board of directors must be made by the board of directors or by a committee appointed by the board of directors for such purpose or by any stockholder of any outstanding class of our capital stock entitled to vote for the election of directors. Nominations by stockholders must be preceded by notification in writing received by our Secretary, Patricia A. McKay, not less than 120 days prior to any meeting of stockholders called for the election of directors. A stockholder’s notice must contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making the nomination or in organizing, directing or financing the nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence, address, and business address of each proposed nominee and of each such person; (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) the amount of our stock owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which our company will or may be a party.

With respect to director nominees by our board of directors, our board of directors has resolved that director nominees are to be recommended for the board’s selection either by a majority of the independent directors on the board or by our nominating committee, provided that our nominating committee is comprised solely of independent directors in accordance with the Nasdaq rules applicable to issuers listed on the Nasdaq National Market. However, such authority to select or to recommend to the board of directors for selection the director nominees shall not apply in cases where the right to nominate a director legally belongs to a third party or parties.

In May 2004, our board of directors adopted a policy pursuant to which our board of directors, our nominating committee and the independent directors of the board of directors recommending director nominees shall consider any director candidates recommended by our stockholders, provided the information regarding director candidates recommended by stockholders is submitted to our board of directors, the nominating committee or the independent directors of the board recommending director nominees, as applicable, in compliance with the following requirements. Director candidate nominations from stockholders must be provided in writing and must include (a)(1) the candidate’s name, age, business address and residence address, (2) the candidate’s biographical information, including educational information, principal occupation or employment, past work experience (including all positions held during the past five years), personal references, and service on boards of directors or other material positions that the candidate currently holds or has held during the prior three years, (3) the class and number of shares of our company which are beneficially owned by the candidate, (4) any potential conflicts of interest that might prevent or otherwise limit the candidate from serving as an effective member, and (5) any other information pertinent to the qualification of the candidate, and (b)(1) the name and record address of the stockholder making the recommendation, and (2) the class and number of shares of our company which are beneficially owned by such stockholder and the period of time such shares have been held, including whether such shares have been held for in excess of one year prior to the date of the recommendation. These director candidate recommendation materials are to be sent to our Secretary, Patricia A. McKay, at our principal executive offices, and may be submitted at any time. Since the issuance of our proxy statement for our 2003 annual meeting of stockholders, we have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Our nominating committee under its charter has the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. No such search firm was used for the slate of director nominees for the 2005 annual meeting since all directors nominated are up for re-election.

The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, vetting candidates’ qualifications, conducting background and reference checks, conducting interviews with candidates and/or others (as schedules permit), meeting to consider and recommend final candidates to the board of directors and, as appropriate, preparing and presenting to the board of directors an analysis with regard to particular, recommended candidates. Our nominating committee or the independent directors of the board of directors recommending director nominees also will identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members of our board of directors, shall effectively serve our stockholders’ long-term interests and contribute to our company’s overall corporate goals. There are no differences in the manner in which our nominating committee or the independent directors of the board of directors recommending director nominees evaluate nominees for director based on whether the nominee is recommended by a stockholder.

There are no specific, minimum qualifications that our nominating committee or the independent directors of the board of directors recommending director nominees shall require to be met by a committee/independent director-recommended nominee for a position on our board of directors, nor are there any specific qualities or skills that are necessary for one or more of our directors to possess, other than as are necessary to meet specific requirements under the rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. for Nasdaq-listed issuers. Our nominating committee and the independent directors of the board of directors recommending director nominees shall consider a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of our board of directors.

Process for Stockholders to Send Information to the Board of Directors

It is the policy of our board of directors to encourage all forms of information to be provided to the board of directors and/or its members by our stockholders. All such communications shall be in written form, addressed to the board of directors or to one or more individual members of the board of directors, and sent care of our Secretary, Patricia A. McKay, at the address of our principal executive offices or via fax to (415) 927-7264. Our Secretary shall promptly provide all such stockholder communications to the applicable member(s) of our board of directors or the entire board of directors, as requested in the stockholder communications.

Policy Regarding Board Member Attendance At Annual Meetings

The policy of our board of directors with regard to attendance by members of the board of directors at annual meetings is not to require attendance at such annual meetings, but board members are free to attend if they choose to do so. Two directors attended the 2004 annual meeting of stockholders.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table provides summary information concerning the compensation earned by our Chief Executive Officer, each of the other four most highly compensated executive officers, and one other individual who would have been among the four most highly compensated executive officers except that he was not serving as an executive officer at the end of our fiscal year on January 29, 2005. The persons listed below are referred to as the “Named Executive Officers.”

Summary Compensation Table

					LONG-TERM
	ANNUAL				COMPENSATION
	COMPENSATION				SECURITIES
				OTHER ANNUAL	UNDERLYING	ALL OTHER
	FISCAL	SALARY	BONUS	COMPENSATION	OPTIONS	COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	($)	($)	($)	(#)(1)	($)(2)
Gary G. Friedman(3)	2004	539,615	—	11,400	1,000,000	—
Chairman, President and Chief	2003	415,385	150,000	11,400	—	—
Executive Officer	2002	415,384	—	19,950	—	—
Patricia A. McKay(4)	2004	366,346	125,000	6,000	150,000	177,910
Executive Vice President, Chief	2003	107,692	50,000	1,500	250,000	30,149
Financial Officer and Secretary
John W. Tate(5)	2004	190,346	25,000	24,617	407,500	19,238
Executive Vice President, Chief
Operating Officer
Marta H. Benson(6)	2004	292,635	—	5,500	200,000	3,351
Senior Vice President,
Merchandise & Marketing
Jason W. Camp(7)	2004	270,385	—	7,200	150,000	3,490
Senior Vice President, Retail
Operations
Stephen J. Gordon(8)	2004	366,827	—	16,400	150,000	3,772
Former Chairman of the Board	2003	350,000	50,000	16,400	—	3,615
	2002	363,462	—	16,400	—	3,548

(1)   The options listed in the table were granted under our 1998 stock incentive plan, our non-plan option grant program and/or pursuant to individual grants by our board of directors.

(2)   Unless otherwise noted, amounts shown in the column entitled “All Other Compensation” represent contributions by us to our 401(k) plan, which was implemented in November 1997, on behalf of the Named Executive Officers.

(3)   The amount shown in the column “Other Annual Compensation” represents, for each of fiscal years 2004, 2003 and 2002, a car allowance provided to Mr. Friedman.

(4)   Ms. McKay joined our company as Chief Financial Officer and Secretary in October 2003. The amount shown in the column entitled “Other Annual Compensation” for 2004 and 2003 represent a car allowance. The amount shown in the column entitled “All Other Compensation” for 2004 represents a relocation allowance in the amount of $174,665 (for Ms. McKay’s relocation to California, a temporary housing allowance, the sale of her house and related tax payments), and 401(k) contributions in the amount of $3,245. The amount shown in the column entitled “All Other Compensation” for 2003 represents a relocation allowance.

(5)   Mr. Tate became our Executive Vice President and Chief Operating Officer in August 2004. Prior to joining our company as an executive officer, Mr. Tate was a director of the company.  The amount shown in the column entitled “Other Annual Compensation” represents director fees received during 2004 in the amount of $21,875 and a car allowance in the amount of $2,742.  The amount shown in the column entitled “All Other Compensation” represents a temporary housing allowance in the amount of $17,903 and a relocation allowance in the amount of $1,335.

(6)   Ms. Benson became Senior Vice President, Merchandise & Marketing in February 2004. The amount shown in the column entitled “Other Annual Compensation” for 2004 represents a car allowance to Ms. Benson.

(7)   Mr. Camp became Senior Vice President, Retail Operations in February 2004. The amount shown in the column entitled “Other Annual Compensation” for 2004 represents a car allowance to Mr. Camp.

(8)   Mr. Gordon resigned from the company on January 17, 2005. The amount shown in the column entitled “Other Annual Compensation” for 2004, 2003 and 2002 represents a car allowance in the amount of $11,400 and tax services in the amount of $5,000 paid on behalf of Mr. Gordon in each such year.

Stock Options and Stock Appreciation Rights

The following table contains information concerning the stock options granted to the Named Executive Officers during the fiscal year ended January 29, 2005. All grants were made under our 1998 stock incentive plan. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.

	INDIVIDUAL GRANTS
	NUMBER OF				POTENTIAL REALIZABLE
	SHARES OF	PERCENT OF			VALUE AT ASSUMED
	COMMON STOCK	TOTAL OPTIONS			ANNUAL RATES OF STOCK
	UNDERLYING	GRANTED TO	EXERCISE		PRICE APPRECIATION FOR
	OPTIONS	EMPLOYEES IN	PRICE	EXPIRATION	OPTION TERM($)
NAME	GRANTED	2004 (%)	($/SHARE)(1)	DATE	5%	10%
Gary G. Friedman	500,000	14.8%	$9.00	2/15/2014	$—	$479,986
	500,000	14.8%	$4.50	2/15/2014	$877,478	$2,729,986
Patricia A. McKay	100,000	3.0%	$4.35	2/26/2014	$273,569	$693,278
	50,000	1.5%	$6.65	7/08/2014	$209,107	$529,919
John W. Tate	400,000	11.8%	$5.70	8/24/2014	$1,433,880	$3,633,733
	7,500	0.2%	$6.46	7/15/2014	$30,470	$77,217
Marta H. Benson	100,000	3.0%	$4.35	2/25/2014	$273,569	$693,278
	100,000	3.0%	$4.35	2/26/2014	$273,569	$693,278
Jason W. Camp	100,000	3.0%	$4.35	2/26/2014	$273,569	$693,278
	50,000	1.5%	$4.35	2/25/2014	$136,785	$346,639
Stephen J. Gordon(2)	150,000	4.4%	$7.00	5/24/2014	$660,339	$1,673,430

(1)   The exercise price of the options was the fair market value of the shares underlying the options on the date of grant except for the options granted to Mr. Friedman, which have an exercise price above the fair market value of the shares underlying the options on the date of grant. The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the options may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(2)   Mr. Gordon resigned from the company on January 17, 2005. This option terminated three months after the date of Mr. Gordon’s resignation pursuant to the terms of his stock option agreement.

Aggregated Option/SAR Exercises and Fiscal Year-End Values

The following table sets forth information, with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended January 29, 2005, and the unexercised options held by them at such fiscal year-end. No stock appreciation rights were exercised by any Named Executive Officer during the fiscal year ended January 29, 2005, and no stock appreciation rights were outstanding at such fiscal year-end.

	SHARES ACQUIRED ON	VALUE REALIZED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR-END (#)		VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS AT FISCAL YEAR-END ($)(1)
NAME	EXERCISE (#)	($)	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Gary G. Friedman	—	—	200,000	1,000,000	—	$505,000
Patricia A. McKay	—	—	62,500	337,500	—	$116,000
John W. Tate	—	—	22,500	400,000	$39,150	—
Marta H. Benson	—	—	87,050	247,500	$103,425	$318,250
Jason W. Camp	—	—	87,316	196,000	$143,831	$260,250
Stephen J. Gordon(2)	—	—	95,900	—	—	—

(1)   Represents the positive spread between the fair market value of our common stock as of January 29, 2005, and the option exercise price payable for those shares based on the closing price of $5.51 per share for our common stock as reported on the Nasdaq National Market on Friday, January 28, 2005.

(2)   Mr. Gordon resigned from the company on January 17, 2005. This option terminated three months after the date of Mr. Gordon’s resignation pursuant to the terms of his stock option agreement

Director Compensation

Under the automatic option grant program in effect under our 1998 stock incentive plan, as amended and restated in October 2002, each individual who first joins our board of directors as a non-employee director will receive, at the time of his or her initial appointment or election, an option to purchase 15,000 shares of our common stock, provided such person has not previously been in our employment. In addition, under our 1998 stock incentive plan, as amended and restated in October 2002, each individual who, on the date of each annual stockholders meeting, continues to serve as a non-employee director, whether or not such individual is standing for election at that particular annual meeting, will be granted an option to purchase shares of our common stock, provided such individual has served as a non-employee member of our board for at least the preceding six months. In fiscal 2004 such automatic annual option award provided an option to purchase an additional 7,500 shares of our common stock. In May, 2005 the compensation committee and our board of directors approved an increase in the annual option grant to provide for annual awards of an option to purchase an additional 15,000 shares of our common stock as described further below. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as one of our directors.

Each of Messrs. Ball, Camp, Hemmig, Schwartz, Tate and Krevlin received an automatic option grant on July 15, 2004, for 7,500 shares of our common stock. The exercise price per share in effect under each option granted on July 15, 2004 was $6.46, which was the fair market value per share of our common stock on the grant date. Mr. Young and Ms. Rhoades each received an automatic option grant for 15,000 shares of our common stock at the time of their initial appointment to the board on March 10, 2005 and March 31, 2005, respectively. The exercise price per share in effect under each such option granted to Mr. Young and Ms. Rhoades was $5.41 and $5.70, respectively, which was the fair market value per share of our common stock on the applicable grant date. Each option granted under the automatic option grant program is immediately exercisable for all the shares subject to the option, but any shares purchased under the option grant will be subject to repurchase by us, at the exercise price paid per share, upon the optionee’s cessation of service as a director prior to the full vesting of those shares. The shares subject to each annual automatic option grant shall vest, and our repurchase right shall lapse, in a series of three successive equal annual installments over the non-employee board member’s period of continued service as a board member, with the first installment to vest upon the non-employee board member’s completion of one year of service as a board member measured from the option grant date.

For fiscal 2004, directors who were not employees of our company or one of our subsidiaries received an annual retainer fee of $25,000. In addition, the chair of our audit committee received an annual retainer fee of $10,000 and each other non-employee member of the audit committee received an annual retainer fee of $5,000. Separately, the chair of our compensation committee received an annual retainer fee of $5,000 and each other non-employee member of the compensation committee received an annual retainer fee of $2,500.  In March 2005, the board of directors voted to create the position of lead independent director of the board of directors. The lead director receives an additional annual retainer fee of $10,000. We also reimburse our directors for their travel expenses related to attending board, committee or our business meetings, and we offer discounts on our merchandise to all directors and their spouses or domestic partners.

In May 2005, the compensation committee and the board of directors approved an increase in the annual cash retainer fee paid to non-employee directors from $25,000 to $40,000 and an increase in the annual option grant provided to non-employee directors from 7,500 shares to 15,000 shares of our common stock. The foregoing increases are effective as of April 30, 2005 and will be pro-rated for the remainder of fiscal 2005 to reflect the payment of annual cash and option retain payments at prior compensation levels through April 29, 2005. Accordingly, for fiscal 2005 the annual cash retainer fee paid to non-employee directors will be $36,250 and the annual grant of options to non-employee directors will be for 13,125 shares of our common stock. All other aspects of non-employee director compensation for fiscal 2005 remain the same as fiscal 2004.

Under the director fee option grant program in effect under our 1998 stock incentive plan, each non-employee board member has the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option. The option grant will automatically be granted on the first trading day in January in the year for which the annual retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of our common stock on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the annual retainer fee applied to the program by two-thirds of the fair market value per share of our common stock on the grant date. The shares subject to the option will become exercisable in 12 equal monthly installments over the calendar year in which the below-market option grant was made. However, the shares subject to the option will become immediately exercisable upon (i) specified changes in the ownership or control of our company, or (ii) the death or disability of the optionee while serving as a board member. None of our non-employee directors elected to apply any portion of his annual retainer fee to the acquisition of a below-market option grant for fiscal 2004 and none is expected to elect such application for fiscal 2005.

In the discretion of our board of directors, we may provide our directors with additional compensation for their services as a director or a member of a board committee. In November 2004, we provided additional compensation to Mr. Ball for his services as chair of our audit committee at such time. The additional compensation was in the form of a ten year option grant to purchase 5,000 shares of our common stock under our 1998 stock incentive plan, which option was fully vested and immediately exercisable at the time of grant, as well as a cash payment in the amount of $5,000.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Mr. Friedman’s Employment Arrangement

In connection with the hiring of Mr. Friedman as our new Chief Executive Officer, we agreed upon the terms and conditions of his employment in an offer letter dated March 15, 2001. Mr. Friedman’s offer letter provided for an initial annual salary of $400,000 and eligibility for annual bonus compensation, targeted at 100% of his annual salary, with the amount actually payable based on the level of achievement of performance goals mutually agreed to by Mr. Friedman and our board of directors or our compensation committee. Mr. Friedman is eligible for other benefits, including group health benefits, participation in our 401(k) plan, a car allowance of $950 per month and extra contribution to disability insurance coverage. We also agreed to reimburse Mr. Friedman for reasonable expenses, including attorney’s fees, incurred by him in negotiating the terms of his employment with us. In connection with this latter term, we reimbursed Mr. Friedman for attorney’s fees in the amount of $49,908 in September 2001. In addition, as part of Mr. Friedman’s compensation package, we sold Mr. Friedman shares of our common stock and preferred stock, and also granted him options, some of which he exercised, to purchase shares of our common stock. In connection with this sale of preferred and common stock to Mr. Friedman, we also made a full recourse loan to him. All of the loan proceeds were used by him to purchase a portion of this stock. The loan was subsequently repaid by Mr. Friedman in full with interest in August 2002. Mr. Friedman’s employment is at will and may be terminated by either party at any time, with or without cause, but is subject to the terms of the compensation and severance agreement discussed below.

Mr. Friedman’s Compensation and Severance Agreement

In order to retain the services of Mr. Friedman, we also entered into a compensation and severance agreement with Mr. Friedman effective as of March 21, 2001, which was subsequently amended and restated as of February 5, 2004. As part of the amended and restated agreement, we increased Mr. Friedman’s annual base salary to $500,000, effective retroactively to September 3, 2003, and we agreed that his base salary would be subject to increase at least annually during Mr. Friedman’s continued employment with us, at the sole discretion of our board of directors or the compensation committee of our board of directors. This annual increase may be based upon milestones that are set by the compensation committee in advance. In addition, we agreed to make Mr. Friedman eligible for annual bonus compensation in an amount up to 100% of his base salary, with the amount actually payable based on the level of achievement of performance goals determined by our board of directors or the compensation committee of our board of directors. However, if Mr. Friedman achieves his stretch performance goals, as determined by our board of directors or the compensation committee of our board of directors, Mr. Friedman’s annual bonus amount shall increase automatically to up to 150% of his base salary. The performance goals and stretch performance goals are to be based primarily upon our financial performance metrics and shall be set for each fiscal year at approximately the same time that we establish our annual budget for the fiscal year. The compensation committee established for Mr. Friedman a target bonus award for the 2005 fiscal year of between 50% and 150% of Mr. Friedman’s base salary. Payment of the target bonus will depend on the level of achievement of the performance goals established by the compensation committee for the 2005 fiscal year.

As part of the amended and restated agreement, our compensation committee on February 5, 2004, awarded Mr. Friedman a stock option to purchase up to 500,000 shares of our common stock at an exercise price of $4.50 per share and a separate stock option to purchase up to an additional 500,000 shares of our common stock at an exercise price of $9.00 per share. On the date of grant, the closing price of our common stock was $3.83 per share. Each of these stock options was granted to Mr. Friedman pursuant to our 1998 stock incentive plan and has a term of 10 years. Each is exercisable in four equal annual installments upon Mr. Friedman’s completion of each of the four years of service with us after the grant date, subject to earlier vesting as provided in the amended and restated compensation and severance agreement.

In addition, we agreed to provide Mr. Friedman with a number of benefits should his employment terminate.

•       If Mr. Friedman’s employment is terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason, as specified in the agreement, he is entitled to accrued salary and vacation pay through the termination date.

•       If Mr. Friedman’s employment terminates within 18 months of a change of control of our company (other than if terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason), he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus prorated for the year of termination, and (c) an amount in cash equal to three times the sum of (i) his base salary at the time of termination and (ii) a bonus amount equal to 100% of the last annual bonus paid to Mr. Friedman prior to the termination date or Mr. Friedman’s target bonus for the fiscal year in which the change of control of our company occurs, if such target bonus is greater than the last annual bonus paid to Mr. Friedman.

•       If Mr. Friedman’s employment is terminated by us for reasons other than for cause, or other than due to his disability, death or retirement, or is terminated by Mr. Friedman for good reason not within 18 months following a change in control of our company, as specified in the agreement, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus prorated for the year of termination, (c) continuation of his base salary at the time of termination for 12 months or such longer period so that Mr. Friedman receives an aggregate minimum amount of such payments equal to $750,000, (d) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or 24 months, at his expense at the same rate that would have applied had he remained an officer of our company, and (e) acceleration of all of his unvested options and the lapsing of vesting repurchase rights with respect to shares previously acquired thereunder, in some cases, however, solely to the extent that such options or shares would have vested during the period of base salary continuation had he remained employed with our company throughout such period.

Further, Mr. Friedman agrees not to (a) solicit, either directly or through a third party, any person then employed by us or who was employed by us within the preceding 12 months to be employed by another person, or either directly or through a third party hire or otherwise employ any person then employed by us or who was employed by us within the preceding 12 months, or assist a competitor or other employer in taking such action, or (b) work, directly or indirectly, for or make a significant investment in a competitor during his period of employment with us and for 12 months following his termination of employment or the second anniversary of the date of change of control of our company, whichever comes first.

Finally, we agreed, as part of the amended and restated compensation and severance agreement, to reimburse Mr. Friedman for his reasonable expenses, including attorney’s fees, incurred in negotiating the terms of the amended and restated agreement, provided such reimbursement did not exceed $10,000 unless our board of directors approved a higher amount. In connection with this latter term, approximately $8,656 in expenses were paid on behalf of Mr. Friedman in May 2004.

In the event that Mr. Friedman breaches the agreement, all severance payments other than accrued compensation and pro-rata bonus amounts shall cease after he has been given notice of the breach and an opportunity to cure within 15 days of such notice and if he has failed to timely effect such cure, and thereafter we shall have no further obligations under the agreement with regard to such severance payments.

Ms. McKay’s Employment Arrangement

In connection with the hiring of Ms. McKay as our Chief Financial Officer, we agreed upon the terms and conditions of her employment in an offer letter dated October 3, 2003. Ms. McKay’s offer letter provides for an initial annual salary of $350,000, to increase to $375,000 per year effective June 2004 and to increase to $400,000 per year effective June 2005. Ms. McKay was guaranteed a minimum bonus of $50,000 for our fiscal 2003 and a minimum bonus of $125,000 for our fiscal 2004. Ms. McKay is also eligible for additional annual bonus compensation, targeted at 50% of her base pay, provided, however, that guaranteed bonus amounts for fiscal 2003 and fiscal 2004 referred to above are credited against Ms. McKay’s actual bonus for such years. Ms. McKay is eligible for other benefits, including our healthcare program, participation in our 401(k) plan, and a car allowance of $500 per month. Ms. McKay’s employment is at will and may be terminated by either party at any time, with or without cause.

In addition, Ms. McKay was granted a stock option to purchase up to 250,000 shares of our common stock at an exercise price of $6.85 per share. The stock option was granted by our compensation committee pursuant to the terms of our 1998 stock incentive plan. The stock option has a term of 10 years and is exercisable in four equal annual installments upon Ms. McKay’s completion of each of the four years of service with us after October 6, 2003, subject to earlier vesting as provided in the offer letter.

In July 2004, Ms. McKay was granted a stock option to purchase up to 50,000 shares of our common stock at the fair market value of our common stock on the grant date. The stock option vests at 25% per year, over a four-year period, and has a 10-year term, with other terms being in accordance with our 1998 stock incentive plan. Beginning in 2005, Ms. McKay will be eligible to receive stock option grants on an annual basis in accordance with our 1998 stock incentive plan. The number of options will be determined by her performance, but the target will be in the range of 20,000 to 40,000 stock options.

As part of the terms of the offer letter, we have agreed that, should Ms. McKay be terminated by us not for cause, other than in connection with a change of control of our company, within the first two years of her employment with us, Ms. McKay will receive salary continuation for a period of two years from her termination date and a prorated bonus based on the greater of (i) her prior year’s bonus payment or (ii) her then current year’s incentive target bonus amount, and she also will receive full vesting of her initial stock option grant. Should Ms. McKay be terminated by us not for cause, other than in connection with a change of control of our company, after her second full year of employment with us, she will receive salary continuation for a period of one year from her termination date and a prorated bonus as described above, and she also will receive full vesting of her initial stock option grant. Should there be a change of control of our company and Ms. McKay, thereafter, is subject to an involuntary termination by us, she will receive, in lieu of any other severance pursuant to the offer letter, a prorated bonus as described above and salary continuation for a period of two years from her termination date at the annual rate of her base salary plus the bonus amount. Moreover, her initial stock option grant will vest in full. Ms. McKay’s entitlement to any severance payments and acceleration of her stock option grant will be contingent upon her execution of our written release and expiration of any applicable revocation period to our written release.

Further, Ms. McKay agrees that, for a period of one year following the effective date of her resignation from our company or termination by us, she will not work in a capacity that would compete directly with us and she shall not solicit any employees or customers of ours during such period. In the event that Ms. McKay breaches this obligation, all severance and other benefits shall cease.

Mr. Tate’s Employment Arrangement.

In connection with the hiring of Mr. Tate as our Chief Operating Officer, we agreed upon the terms and conditions of his employment in an offer letter dated August 13, 2004. Mr. Tate’s offer letter provides for an initial annual salary of $425,000, to increase to $450,000 per year effective April 1, 2005. The offer letter also provides for an annual bonus of up to $75,000 for work performed in connection with our 2004 fiscal year, based on the achievement of performance goals determined by our board of directors or compensation committee; provided, that if Mr. Tate achieves his target performance goals or stretch performance goals, in each case as defined by our board of directors or compensation committee, Mr. Tate’s maximum annual bonus shall increase to up to $100,000 and $150,000, respectively. Mr. Tate also is eligible for an additional bonus of up to 75% of his base salary upon achievement of certain performance goals determined by our board of directors or compensation committee. Mr. Tate is eligible for certain other benefits, including our healthcare program, participation in our 401(k) plan, a monthly car allowance of $500 and, for his first year of employment, a monthly relocation allowance of $4,000.

Pursuant to his offer letter, Mr. Tate was granted a stock option to purchase up to 400,000 shares of our common stock at an exercise price of $5.70 on August 24, 2004, and a stock option to purchase up to 25,000 shares of our common stock at an exercise price of $5.16 on March 28, 2005. Each option has a term of 10 years and is exercisable in four equal annual installments.

As part of the terms of Mr. Tate’s offer letter, we have agreed that, should we terminate Mr. Tate’s employment without cause, other than in connection with a change of control, Mr. Tate will receive salary continuation for a period of one (1) year from his termination date at the annual rate of his base salary. Mr. Tate is not eligible for any severance pay in the event of his resignation or termination by us for cause. Should there be a change of control of the company and, thereafter, Mr. Tate is terminated without cause by the company or the successor entity within 18 months following the consummation of such change of control, Mr. Tate is entitled to receive, in lieu of any other severance, salary continuation for a period of one (1) year from his termination date at the annual rate of his base salary. In addition, the initial stock option grant to purchase up to 400,000 shares of common stock will vest in full. Mr. Tate’s entitlement to any severance payments will be contingent upon his execution of a written release and expiration of any applicable revocation period to the written release. The stock option to purchase up to 25,000 shares of common stock granted to Mr. Tate on March 28, 2005 vests upon a change in control unless the option is assumed by the successor corporation, the option otherwise continues in full force and effect, or the option is replaced with a cash incentive program of the successor corporation which preserves the spread existing on the option and provides for subsequent payout in accordance with the same option exercise/vesting schedule set forth in the option.

In addition, Mr. Tate agrees that, for a period of one year following the effective date of his resignation or termination by us, he will not work in a capacity that would compete directly with us. Upon any breach of this obligation by Mr. Tate, all severance and other benefits shall cease.

Ms. Benson’s Employment Arrangement

In connection with the promotion of Ms. Benson to Senior Vice President, Merchandising and Marketing, we agreed upon the terms and conditions of her employment in an offer letter dated February 25, 2004. Ms. Benson’s offer letter provides for an annual salary of $300,000, a car allowance of $500 per month as well as continued benefits as provided to Ms. Benson prior to her promotion.

In addition, Ms. Benson was granted a stock option, pursuant to the terms of our 1998 stock incentive plan, to purchase up to 100,000 shares of our common stock at an exercise price of $4.35. The stock option has a term of 10 years and is exercisable in four equal annual installments.

Mr. Camp’s Employment Arrangement

In connection with the promotion of Mr. Camp from Vice President of Stores to Senior Vice President of Retail Operations, we agreed upon the terms and conditions of his employment in an offer letter dated February 25, 2004. Mr. Camp’s offer letter provides for an annual salary of $275,000 and continued benefits as provided to Mr. Camp previously.

In addition, Mr. Camp was granted a stock option, pursuant to the terms of our 1998 stock incentive plan, to purchase up to 50,000 shares of our common stock at an exercise price of $4.35. The stock option has a term of 10 years and is exercisable in four equal annual installments.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 29, 2005, the members of the compensation committee of our board of directors were Messrs. Hemmig and Schwartz. The board of directors appointed Ms. Rhoades to the compensation committee on March 31, 2005. None of the individuals on our compensation committee were officers or employees of our company at any time during the fiscal year ended January 29, 2005, or at any other time. None of our current executive officers served as members of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

Certain Relationships and Related Transactions

Equity Investment Transactions

As part of our March 2001 preferred stock financing pursuant to which we received gross proceeds of approximately $15.0 million, we granted each of the investors in the financing certain registration rights pursuant to an amended and restated investor rights agreement, dated as of March 21, 2001, as amended. These investors included, among others, Gary G. Friedman and Kendal A. Friedman, the spouse of Mr. Friedman, and entities controlled by Mark J. Schwartz and Glenn J. Krevlin, each of whom is a member of our board of directors, as well as Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P., which currently hold beneficially greater than five percent of a class of our securities. Pursuant to the agreement, as amended, the investors have the right to require us to register their common stock issuable upon conversion of the Series A preferred stock as well as, in the case of Mr. Friedman, common stock he purchased separately in connection with the preferred stock financing. In particular, we may be required at any time to file a registration statement upon demand, provided particular threshold requirements are met. We will not be required to file more than four such demand registrations. The demand registrations are subject to underwriters’ cutbacks. In addition, we have granted the investors and Mr. Friedman unlimited “piggyback” registration rights, subject to underwriters’ cutbacks. Furthermore, the amended and restated investor rights agreement, as amended, required us to effect registrations on Form S-3 or its equivalent with respect to all registrable securities owned by the investors and Mr. Friedman as would permit or facilitate the sale and distribution of all their registrable securities on a delayed and continuous basis, upon the later of (a) the time that the Form S-3 becomes available for use by us and (b) October 1, 2001. All registration expenses associated with the demand registrations, Form S-3 registrations and “piggyback” registrations, other than underwriters’ and brokers’ discounts and commissions, shall be borne by us.

In connection with the amended and restated investor rights agreement, as amended, we filed a Form S-3 registration statement on October 1, 2001, with the Securities and Exchange Commission to register shares of our common stock issued, or to be issued upon the conversion of our Series A preferred stock, to a number of the investors in the financing, including Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., and entities controlled by each of Messrs. Schwartz and Krevlin. Mr. and Ms. Friedman chose not to participate in the registration. However, as a result of the transfer of 121 shares of Series A preferred stock to Mr. Krevlin, Mr. Krevlin also is a selling stockholder included in the registration statement. The registration statement was declared effective by the Securities and Exchange Commission on October 31, 2002. We have agreed with the preferred stock investors to keep the registration statement effective until the sooner to occur of (i) the time that all of the shares of common stock covered by the registration statement are (a) sold in accordance with the intended plan of distribution set forth in the registration statement or (b) able to be sold without registration within a three-month period under Rule 144 of the Securities Act of 1933, as amended, or (ii) the date on which each of (a) Palladin Capital IX, LLC, (b) Glenhill Capital LP and (c) the group of entities consisting of Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. has sold 75 percent of its shares of common stock having registration rights with us, or (iii) March 21, 2009.

We entered into a letter agreement, dated as of August 2, 2002, with holders of our Series A preferred stock, some of whom are current beneficial holders of greater than five percent of our securities, including Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., Messrs. Krevlin and Friedman and Ms. Friedman, and entities controlled by each of Messrs. Schwartz and Krevlin. The holders of our Series A preferred stock agreed to waive their right to certain dividends in the event we were to declare a dividend on our common stock. In the same agreement, we agreed that we will not declare any dividends payable to our common stock holders unless and until we first obtain the approval of the holders of at least 70 percent of the then outstanding shares of Series A preferred stock. We have never declared or paid any dividends on our capital stock and have no obligation to do so. We currently intend to retain any future earnings to fund the development and growth of our business and do not anticipate declaring or paying any dividends in the foreseeable future. As a result of the letter agreement, beginning with the second quarter of fiscal 2002, we no longer recorded dividend charges related to our outstanding Series A preferred stock. Such charges totaled approximately $0.4 million per fiscal quarter prior to the effectiveness of the letter agreement.

We entered into a letter agreement, dated as of August 17, 2004, which amended our amended and restated Series A and B preferred stock purchase agreement with the initial investors in our Series A preferred stock. The letter agreement amends such purchase agreement by deleting certain investor rights relating to our board of directors, including rights for the election of directors based on the aggregate amount held by such investors of Series A preferred stock or shares of common stock received upon conversion of their Series A preferred stock. A similar board election right remains in our certificate of designation of the Series A and B preferred stock.

Loan to Officer

Jason Camp, who was promoted to the executive officer position of Senior Vice President of our company in February 2004 and who is the son of our director Robert E. Camp, was asked to relocate to California in 2001 as part of his job functions as then Vice President of Stores. In connection with this relocation, we made a loan to him in the principal amount of $200,000 in connection with his purchase of a house. The loan is a full recourse loan. The interest on the outstanding principal amount of the loan is 8.0% per annum, compounded annually, and the entire amount of interest and all outstanding principal is due and payable on August 15, 2006, if not earlier pre-paid in full with interest. The amount outstanding under the loan was $258,667 as of May 1, 2005.

Other Related Party Transactions

Jason Camp, who was promoted from Vice President of Stores to the executive officer position of Senior Vice President of Retail Operations of our company in February 2004 and who is the son of our director Robert E. Camp, received annual compensation (salary and bonus) from us during the fiscal year ended January 29, 2005, in the aggregate amount of $270,385 and he also received from us a car allowance during such fiscal year in the amount of $7,200. In addition, as part of his promotion, Mr. Camp was granted on February 25, 2004, by our compensation committee a stock option under our 1998 stock incentive plan to purchase up to 50,000 shares of our common stock at an exercise price of $4.35 per share, vesting in equal annual installments upon Mr. Camp’s completion of each of four years of service with us from the grant date of the stock option. Our compensation committee also granted, effective February 26, 2004, a stock option under our 1998 stock incentive plan to purchase up to an additional 100,000 shares of our common stock at an exercise price of $4.35 per share, vesting in equal annual installments upon

Mr. Camp’s completion of each of four years of service with us from the grant date of the stock option. This latter option grant was made to Mr. Camp in recognition of his efforts on behalf of, and service to, our company.

Our store in Eureka, California, involves two leases, one directly involving Stephen J. Gordon, the former chairman of our board of directors, and the other involving Eureka Preservation Partnership, a partnership in which Mr. Gordon is a partner. The aggregate lease payments paid to Mr. Gordon and the partnership were $42,000 for the fiscal year ended January 29, 2005. The leases are currently each for a period of up to five years, with additional optional renewal terms.

Our second amended and restated certificate of incorporation, as amended, authorizes us to limit or eliminate the liability of our directors to the company or its stockholders for monetary damage to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). As permitted by the DGCL, the second amended and restated certificate of incorporation, as amended, provides that our directors will not be personally liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of such person’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Section 174 of the DGCL and (iv) for any transaction resulting in receipt by such person of an improper personal benefit.

Under Section 145 of the DGCL, we have broad discretion to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Our second amended and restated certificate of incorporation, as amended, provides that we may indemnify directors, officers, employees and agents in excess of the indemnification and advancement of expenses permitted by Section 145 of the DGCL, subject to limits under Delaware law with respect to actions for breach of duty to the company, its stockholders and others. We will indemnify any person who is made a party or threatened to be made a party or is in any way involved in any action, suit or proceeding by reason of being a director or officer of the company or a direct or indirect subsidiary of the company, or is or was serving at the request of the company as a director or officer of another entity or enterprise, and we will also advance expenses to the fullest extent permitted by the DGCL. Our amended and restated bylaws contain similar provisions for indemnification of directors made, or threatened to be made, a party to an action or proceeding by reason of being a director of the company or, at the request of the company, a director or officer of another company. We will pay all expenses incurred by a director in defending a civil or criminal action, suit or proceeding by reason of being a director before final disposition of the action, suit or proceeding once the director or someone acting on such director’s behalf undertakes to repay such amount if it is ultimately determined that the director is not entitled to indemnification by the company. The amended and restated bylaws further provide that the board of directors has discretion to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of being an officer or employee of the company. We currently have directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts. In addition to the indemnification provided for in our second amended and restated certificate of incorporation, as amended, and amended and restated bylaws, it is our policy to enter into agreements with our directors and officers to indemnify such directors and officers, respectively, against any expenses, fees, judgments and settlement amounts actually and reasonably incurred by that person in connection with any threatened or pending action, suit or proceeding to which that person is or is threatened to be made a party by reason of that person being a director, officer, employee or agent of the company or any subsidiary of the company or of serving at the request of the company as a director, officer, employee or agent of another corporation or enterprise.

Report of the Compensation Committee on Executive Compensation

The compensation committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

Among the duties of the compensation committee is that it review and determine the salaries and incentives of the executive officers of our company, including the Chief Executive Officer, and establish the general compensation goals and objectives for such individuals. Our compensation committee also has the sole and exclusive authority to make discretionary option grants to executive officers under our company’s 1998 stock incentive plan.

The compensation committee believes that the compensation programs for our executive officers should reflect our company’s performance and the value created for our stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals of our company and should reward individual contribution to its success. Our company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy

Our committee’s policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, the financial performance of our company and their contribution to that performance. Our committee also strives to provide compensation opportunities that are competitive with our industry to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive within our industry and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to our company’s achievement of annual financial performance goals; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders. As an executive officer’s level of responsibility increases, a greater proportion of his or her total compensation will depend upon our company’s financial performance and stock price appreciation rather than base salary.

Factors

The principal factors that were taken into account in establishing each executive officer’s compensation package for the fiscal year ended January 29, 2005, are described below. However, our committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

In setting base salaries, our committee periodically reviews published compensation survey data for the industry. The base salary for each of our executive officers is guided by the salary levels for comparable positions in the industry, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in our sole discretion. Each executive officer’s base salary is adjusted or not each year on the basis of (i) our evaluation of the executive officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The performance and profitability of our company also may be a factor in determining the base salaries for our executive officers. In certain cases, we have agreed in advance with an executive officer as part of his or her employment arrangement to provide pre-determined base salary amounts in future years.

Annual Incentives

The annual incentive bonus for our executive officers is discretionary in nature and is determined by our committee, other than in particular cases where we have agreed in advance with an executive officer as part of his or her employment arrangement to provide certain guaranteed minimum bonus amounts in certain years. Other than Ms. McKay and Mr. Tate, our Named Executive Officers did not receive annual incentive bonuses for the fiscal year ended January 29, 2005. Ms. McKay received a bonus for fiscal 2004 in the amount of $125,000 in accordance with the terms of her offer letter, and Mr. Tate received a bonus for fiscal 2004 in the amount of $25,000.

Long-term Incentives

Generally, stock option grants are made annually by our committee to each executive officer. Each grant is designed to align the interests of our executive officers with those of our stockholders and provide each officer with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. In most cases, each grant allows the executive officer to acquire shares of the common stock at the fair market value per share on the grant date over a specified period of time not to exceed 10 years. Generally, shares subject to the option grant become exercisable in a series of installments over a three-year or four-year period, contingent upon the executive officer’s continued employment with the company. Accordingly, the option grant will provide a positive return to our executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to each executive officer, including the Chief Executive Officer, is set by our committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with our company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. We also consider the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. We have established certain guidelines with respect to the option grants made to our executive officers, but have the flexibility to adjust those guidelines in our discretion. In particular cases, we have agreed in advance with an executive officer as part of his or her employment arrangement to grant stock options in specific amounts in future years. Stock options were granted to Patricia A. McKay as part of her initial employment compensation package with us in fiscal 2003. In addition, Murray Jukes, our Vice President, Controller, and John W. Tate, our Chief Operating Officer, received stock option grants in fiscal 2004 as part of each of their initial employment compensation packages, and Marta Benson, our Senior Vice President, Merchandising and Marketing, and Jason Camp, our Senior Vice President, Retail Operations, received stock option grants in fiscal 2004 as part of their promotions to executive officer positions.

CEO Compensation

Gary G. Friedman’s compensation was based on negotiations between the company and Mr. Friedman completed in February 2004 upon the execution by the company and Mr. Friedman of the amended and restated compensation and severance agreement. A member of our committee headed the negotiation team that finalized the compensation package for Mr. Friedman in February 2004. Mr. Friedman’s salary was established at that time to be commensurate with other similarly situated executives in like-sized specialty retail companies. Mr. Friedman’s annual incentive bonus is based upon the Company’s achievement of earnings per share targets and other operating metrics as determined by the committee or the board of directors.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the fiscal year ended January 29, 2005, did not exceed the $1.0 million limit per executive officer. Our company’s 1998 stock incentive plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. While we did not take any action during fiscal 2004 to limit or restructure the elements of cash compensation payable to our executive officers, cash compensation payable to our executive officers in the future may exceed the $1.0 million limit. The Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan, which was approved by our board in March 2004 and approved by the stockholders at the 2004 annual meeting, satisfies the requirements for a qualified performance-based compensation plan and payments made pursuant to the plan will not be subject to the deduction limit if certain requirements are met.

It is the opinion of our committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the performance of our executive officers with the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

Ms. Rhoades does not appear as a signatory to this compensation committee report because she was appointed to the board of directors on March 31, 2005, and therefore was not a member of the compensation committee during fiscal year 2005.

Submitted by the compensation committee of the board of directors for the fiscal year ended January 29, 2005.

Raymond C. Hemmig
Mark J. Schwartz

Stock Performance Graph

The stock performance graph below is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG RESTORATION HARDWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ RETAIL TRADE INDEX

(1)             The Nasdaq Retail Trade Index is the CRSP Total Return Index for the NASDAQ Retail Trade Securities, Center for Research in Security Prices, University of Chicago Graduate School of Business.

(2)             The graph assumes that $100 was invested in our company at the closing price of our common stock on the last trading day of our fiscal year ended January 29, 2000 (a Saturday), and in each index on such date, and that all dividends, if any, were reinvested. No cash dividends have been declared on our common stock.

(3)             The graph is plotted with points showing the cumulative total return as of the end of each of our applicable fiscal years.

(4)             Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

The members of our board of directors, our executive officers and persons who hold more than 10% of a registered class of our equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in ownership of our common stock and other equity securities. To our knowledge, based upon (i) copies of Section 16(a) reports which we received from such persons for their transactions relating to our common stock and other equity securities during and prior to the fiscal year ended January 29, 2005, and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year ended January 29, 2005, we believe that all reporting requirements under Section 16(a) for the fiscal year ended January 29, 2005, were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners, except that a Form 3 for each of Ms. Benson and Mr. Camp reporting their promotions to executive officer positions and a Form 4 reporting two option grants to each of Ms. Benson and Mr. Camp were inadvertently filed late, a Form 4 for Ms. McKay reporting an option grant was inadvertently filed late, and two Forms 4 for Mr. Gordon reporting three sale transactions were inadvertently filed late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of May 10, 2005, by (i) all persons who are beneficial owners of 5% or more of that class, (ii) each director and nominee for director, (iii) each Named Executive Officer, and (iv) all current directors and executive officers as a group. The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o Restoration Hardware, Inc., 15 Koch Road, Suite J, Corte Madera, California 94925.

Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class of Shares Beneficially Owned(1)
Gary G. Friedman(2)	3,000,044	8.8%
Sanford J. Colen(3)	2,528,000	7.6%
25 Orinda Way, Suite 300, Orinda, CA 94563
Reservoir Capital Partners, L.P. and affiliates(4)	2,526,966	7.6%
650 Madison Avenue, 26th Floor, New York, NY 10022
Janus Capital Management LLC(5)	2,388,797	7.2%
100 Fillmore Street, Denver, CO 80206-4923
Glenn J. Krevlin(6)	2,360,433	7.1%
Fuller & Thaler Asset Management, Inc.(7)	2,226,500	6.7%
411 Borel Avenue, Suite 402, San Mateo, CA 94402
Gilder, Gagnon, Howe & Co. LLC(8)	1,717,725	5.2%
Stephen J. Gordon	607,398	1.8%
Mark J. Schwartz(9)	423,929	1.3%
Raymond C. Hemmig(10)	300,382	1.1%
Marta H. Benson(11)	145,801	*
Patricia A. McKay(12)	143,380	*
Jason W. Camp(13)	136,315	*
Robert E. Camp(14)	120,190	*
Damon H. Ball(15)	119,195	*
John W. Tate(16)	28,325	*
M. Ann Rhoades(11)	15,000	*
T. Michael Young(11)	15,000	*
Murray Jukes(11)	5,000	*
All current directors and executive officers as a group([13] persons)(17)	6,812,994	18.8%

*                    Less than one percent of our outstanding securities.

(1)          The percentage of class beneficially owned is based on 33,162,403 shares of common stock outstanding as of May 10, 2005. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days of May 10, 2005, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Shares of Series A preferred stock are convertible into shares of common stock at any time at the option of the holder and, for purposes of computing the percentage of common stock beneficially owned, are deemed common stock outstanding for the person or group holding such securities, but are not deemed common stock outstanding for computing the percentage of any other person or group. The Series A preferred stock is convertible into shares of common stock pursuant to a ratio of one share of Series A preferred stock to 502.89162685 shares of common stock, subject to a number of antidilution adjustments. A total of 8,473 shares of Series A preferred stock were outstanding as of May 10, 2005.

(2)          Includes 1,000 shares of Series A preferred stock held by Mr. Friedman and 250 shares of Series A preferred stock held by Kendal A. Friedman, the spouse of Mr. Friedman. The shares of Series A preferred stock are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Includes 450,000 shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by Mr. Friedman. Also, includes 100,000 shares held by Mr. Friedman through an individual rollover retirement account.

(3)          According to Amendment No. 2 to the Schedule 13G filed with the Securities and Exchange Commission by Apex Capital, LLC and Sanford J. Colen, dated February 14, 2005. As set forth in the schedule, Mr. Colen is the manager of Apex Capital, LLC. Mr. Colen and Apex Capital, LLC reported having shared voting and investment power with respect to 2,473,000 shares beneficially owned. As set forth in the schedule, Mr. Colen reported having sole voting and investment power with respect to 55,000 shares beneficially owned.

(4)          Includes 3,866 shares of Series A preferred stock held by Reservoir Capital Partners, L.P. and 649 shares of Series A preferred stock held by Reservoir Capital Master Fund, L.P., which such Series A preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has Reservoir Capital Group, L.L.C. as its general partner, which in turn has as its managing member Reservoir Capital Management, L.L.C. Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. have sole voting and investment power with regard to the shares that each owns directly. Reservoir Capital Group, L.L.C. and Reservoir Capital Management, L.L.C. have sole voting and investment power with regard to all shares beneficially owned.

(5)          According to Amendment No. 1 to the Schedule 13G filed with the Securities and Exchange Commission by Janus Capital Management LLC and Janus Venture Fund, dated February 14, 2005. As set forth in the schedule, Janus Capital Management LLC reported having an indirect 100% ownership interest in Bay Isle Financial LLC and indirect 77.5% ownership interest in Enhanced Investment Technologies LLC. Due to the above ownership structure, holdings for these entities and Janus Capital Management LLC were reported as aggregated. Janus Capital Management LLC disclaimed any ownership associated with any right to receive dividends from, or proceeds from the sale of, such shares. According to the filing, Janus Venture Fund holds 2,133,107 shares and has sole voting and investment power with regard to such shares.

(6)          Includes 1,212 shares of Series A preferred stock held by Glenhill Capital LP, 152 shares of Series A preferred stock held by Glenhill Capital Overseas Partners Ltd. and 121 shares of Series A preferred stock held by Mr. Krevlin, which such Series A preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Additionally, includes 763,813 shares of common stock owned by Glenhill Capital LP, 304,187 shares of common stock owned by Glenhill Capital Overseas Partners Ltd. and 500,000 shares of common stock owned by Glenhill Concentrated Long Master Fund LLC. Also includes 45,639 shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by Mr. Krevlin. Mr. Krevlin is the managing member of Krevlin Advisors, LLC, whose subsidiary, GJK Capital Management, LLC, is the general partner of Glenhill Capital LP. Mr. Krevlin also is the managing member of Glenhill Overseas Management, LLC, which serves as the investment manager for Glenhill Capital Overseas Partners Ltd. Glenhill Capital LP and Glenhill Capital Overseas Partners Ltd. have sole voting and investment power with regard to shares that each owns directly. Mr. Krevlin has sole voting and investment power with regard to all shares beneficially owned.

(7)          According to Amendment No. 1 to the Schedule 13G filed with the Securities and Exchange Commission by Fuller & Thaler Asset Management, Inc., dated February 14, 2005. As set forth in the schedule, Fuller & Thaler Asset Management, Inc. has sole voting power with respect to 1,555,100 shares and sole investment power with respect to 2,226,500 shares.

(8)          According to the Schedule 13G filed with the Securities and Exchange Commission by Gilder, Gagnon, Howe & Co. LLC, dated February 14, 2005. As set forth in the schedule, Gilder, Gagnon, Howe & Co. LLC has shared voting and investment power with respect to 1,717,725 shares.

(9)          Includes 497 shares of Series A preferred stock held by Mr. Schwartz, 20 shares of Series A preferred stock held by Palladin Capital Group, Inc., 219 shares of Series A preferred stock held by Palladin Capital Partners, LP and 20 shares of Series A preferred stock held by MS2 Partners, LLC. Mr. Schwartz is the managing member of Palladin Investments, LLC, which is the general partner of Palladin Capital Partners, LP, and Mr. Schwartz also is the managing member of MS2 Partners, LLC. The shares of Series A preferred stock are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Also, includes 43,743 shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by Mr. Schwartz.

(10)   Includes 100,722 shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by Mr. Hemmig. Also includes 2,800 shares of common stock held by Kristen Hemmig, 2,800 shares of common stock held by Karin Hemmig, 2,800 shares of common stock held by Kimberly Hemmig and 2,800 shares of common stock held by Karolyn Hemmig, each of whom is Mr. Hemmig’s daughter.

(11)   Consists entirely of shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by such executive officer or director.

(12)   Includes 100,000 shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by Ms. McKay.

(13)   Includes 132,816 shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by Jason Camp.

(14)   Includes 85,326 shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by Robert Camp.

(15)   Includes 116,195 shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by Mr. Ball. Pursuant to an agreement between Mr. Ball and Desai Capital Management Incorporated, Desai Capital Management Incorporated is the beneficial owner of 21,000 shares of these 116,195 shares of common stock subject to options exercisable within 60 days of May 10, 2005, and Mr. Ball disclaims beneficial ownership of such 21,000 shares.

(16)   Includes 22,500 shares of common stock subject to options exercisable within 60 days of May 10, 2005, held by Mr. Tate.

(17)   Does not include shares of common stock held by Mr. Gordon, who resigned from the company on January 17, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our compensation plans under which equity securities are authorized for issuance to our employees or non-employees, including our directors, as of January 29, 2005:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	6,055,774	$6.06	1,120,082	(2)
Equity compensation plans not approved by security holders	333,336	$4.40	779,999
Total	6,389,110	$5.97	1,900,081	(2)

(1)          Under our 1998 stock incentive plan, as amended and restated, subject to adjustment upon changes in capitalization of the company by reason of stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, the maximum aggregate number of shares of common stock reserved for issuance under the plan will automatically be increased on the first trading day of each calendar year by an amount equal to the lesser of three percent of the total number of shares of common stock outstanding on the last trading day of the preceding calendar year, or 966,202 shares of common stock.

(2)          The amount includes: 1,088,688 shares of common stock available for future issuance under our 1998 stock incentive plan, as amended and restated, any or all of which shares may be issued by us pursuant to a stock issuance program under the plan; and 31,394 shares of common stock available for future issuance under our 1998 Employee Stock Purchase Plan, although participation under the plan was suspended indefinitely as of August 30, 2002.

The following is a description of the material features of our equity compensation plans that were not approved by our stockholders.

Stock Option Program for Options Granted or to Be Granted Pursuant to Notices of Grant of Stock Option and Stock Option Agreements

In May 2001, our board of directors adopted a stock option program (the “Program”) outside of our 1998 stock incentive plan pursuant to which options exercisable for up to 1,000,000 shares of common stock may be granted. Under the Program, the board of directors authorized a special purpose committee of the board of directors to administer the Program. The special purpose committee may make non-statutory stock option grants to individuals as inducements to enter employment with the company or, to the extent otherwise allowed under Nasdaq rules, as inducements to continue their employment with the company, provided that in either case the terms of such grants are substantially similar to the terms of the stock option grants made pursuant to the 1998 stock incentive plan. However, the special purpose committee may not grant an option to acquire more than 50,000 shares to any one individual. Additionally, under the Program, options may be granted with an exercise price below the market price on the Nasdaq National Market on the date of grant, provided the special purpose committee first obtains approval of such grants from either our board of directors or our compensation committee. In no event may any option have an exercise price less than $2.00 per share. Vesting, exercise prices and other terms of the options are fixed by the special committee. Generally, options vest in one-third increments over a three-year period and have a term of not more than 10 years from the grant date. Our board of directors or the compensation committee may, in either’s sole discretion and at any time, restrict or withdraw from the special purpose committee, as to any particular matters or categories of matters, the authority to make any or particular option grants under the Program.

Stock Option Agreement with Gary G. Friedman

On March 18, 2001, our board of directors approved the grant of a non-statutory stock option to our Chief Executive Officer, Gary G. Friedman, to acquire 200,000 shares of common stock at an exercise price of $6.00 per share. One-third of the shares vested upon completion of each year of service by Mr. Friedman to the company. The option will expire on March 17, 2011. Mr. Friedman also has received additional stock option grants pursuant to the terms of our 1998 stock incentive plan, which was approved by our security holders.

REPORT OF THE AUDIT COMMITTEE

The audit committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

The audit committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the company’s independent auditors. Additionally, the audit committee must preapprove all audit and non-audit services performed by the company’s independent auditors. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The company’s independent auditors, Deloitte & Touche LLP, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. Rather, we rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

The audit committee hereby reports as follows:

1.                The audit committee has reviewed and discussed the audited consolidated financial statements with the company’s management.

2.                The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

3.                The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence from the company. When considering Deloitte & Touche LLP’s independence, the audit committee considered whether their provision of services to the company beyond those rendered in connection with their audit and review of the company’s consolidated financial statements was compatible with maintaining their independence. The audit committee also has reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

4.                The company restated its consolidated financial statements for fiscal years 2003 to 2000 to correct the company’s accounting for leases in response to views expressed in a letter issued by the Office of the Chief Accountant of the Securities and Exchange Commission on February 7, 2005, and the company also restated its consolidated financial statements for fiscal year 2001 to correct an error relating to accounting for income taxes in such fiscal year. In connection with the restatement, the company’s management concluded that the control deficiencies that resulted in incorrect lease accounting represented a material weakness, but that such material weakness had been remediated subsequent to fiscal 2004 year end.

5.                Based on the reviews and discussions referred to in paragraphs (1) through (4) above, the audit committee recommended to the company’s board of directors that the audited consolidated financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended January 29, 2005, that was filed with the Securities and Exchange Commission on April 14, 2005.

Mr. Young does not appear as a signatory to this audit committee report because he was appointed to the board of directors on March 10, 2005, and therefore was not a member of the audit committee during fiscal year 2005.

Submitted by the audit committee of the board of directors for the fiscal year ended January 29, 2005:

Damon H. Ball
Raymond C. Hemmig
Glenn J. Krevlin

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for the years ended January 29, 2004 (“fiscal 2004”), and January 31, 2003 (“fiscal 2003”), and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$562,762	$516,000
Audit-Related Fees(2)	$576,467	—
Tax Fees(3)	$73,586	$130,114
All Other Fees(4)	$182,907	$189,541
Total Fees	$1,395,722	$835,655

(1)          “Audit Fees” consist of fees for professional services rendered for the audit of our fiscal 2004 and fiscal 2003 annual-consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with regulatory filings.

(2)          “Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations. Such fees are not reported under “Audit Fees.”

(3)          “Tax Fees” consist of fees billed for professional services rendered for tax compliance, including preparation of federal, state and international tax returns, tax advice and tax planning, and transfer price consulting.

(4)          “All Other Fees” consist of fees for products and services other than the services reported above. These specifically included loss prevention services.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Deloitte & Touche LLP, our independent auditors, must be approved in advance by our audit committee to assure that such services do not impair the auditors’ independence from the company. Under our audit committee’s charter, the audit committee is authorized to establish and maintain preapproval policies and procedures relating to the engagement of the independent auditors to render services, provided the policies and procedures are detailed as to the particular service and the audit committee is informed of each service and such policies and procedures do not include delegation of the audit committee’s responsibilities to management. The preapproval duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Any such designated member(s) of the audit committee also shall have the authority to approve non-audit services, already commenced by the independent auditors, if (i) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by our company to the independent auditors during the fiscal year in which the services are provided, (ii) such services were not recognized by us at the time of the engagement to be non-audit services and (iii) such services are promptly brought to the attention of the audit committee and approved by such designated member(s) prior to the completion of the audit.

The audit committee has approved a number of audit and non-audit services to be provided by Deloitte & Touche LLP, including services in connection with the attestation required under the Sarbanes-Oxley Act of 2002, tax services and loss prevention services. However, as part of this approval, the audit committee is to be informed by our management at each of the audit committee’s next regularly scheduled meetings with respect to the status of each such service from the independent auditors to the extent such service has been carried out, in full or in part, prior to such meeting. Also, if the cost incurred by our company for a particular service (other than services in connection with the attestation required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) is to exceed by an amount greater than ten percent the aggregate amount spent by us for such service during our previous fiscal year, management is to obtain, before we incur such additional excess cost, approval to incur such excess cost from the audit committee or from one of the audit committee’s members, provided such member reports such approval to the audit committee at its next scheduled meeting. With regard to services in connection with the attestation required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, the audit committee has approved only such reasonable costs associated with such services. Finally, in connection with any of the services provided by Deloitte & Touche LLP, the audit committee has delegated to the chair of the audit committee authority to negotiate and execute on behalf of the audit committee specific engagement letters (as the chair determines may be desirable for our company) between the audit committee and the independent auditors for the provision of any of the services, provided the chair reports the status of any such actions to the audit committee at its next regularly scheduled meeting following commencement or completion of such actions (as applicable).

Approximately 6.4% of the services provided by the independent auditors under the category of “Tax Fees” during fiscal 2003 were approved pursuant to the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X. All services provided by the independent auditors during fiscal 2004 were pre-approved by the audit committee, and therefore no services provided by the independent auditors during fiscal 2004 were approved after the services were rendered pursuant to such de minimus exception.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP has been retained as our independent auditors for the fiscal year ending January 28, 2006, and our board of directors is asking our stockholders to ratify this selection.

In the event our stockholders fail to ratify the selection of Deloitte & Touche LLP, our audit committee will reconsider the selection. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if our audit committee believes that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of our common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, represented by proxy or voting in person and entitled to vote at the annual meeting, is required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker “non-votes” are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Presence at the Meeting

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from the stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 28, 2006.

ANNUAL REPORT

A copy of our annual report for the fiscal year ended January 29, 2005, has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference into this proxy statement.

FORM 10-K

We filed an annual report on Form 10-K for the fiscal year ended January 29, 2005, with the Securities and Exchange Commission. Stockholders may obtain a copy of the annual report on Form 10-K, including financial statements and schedules included in the annual report on Form 10-K, without charge, by visiting our web site at www.RestorationHardware.com under “Company Information—Investor Relations” or by writing to our Secretary, Patricia A. McKay, at our principal executive offices located at 15 Koch Road, Suite J, Corte Madera, California 94925. Upon written request to our Secretary, at the address of our principal executive offices, the exhibits set forth on the exhibit index of our annual report on Form 10-K may be made available at reasonable charge.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the proxyholders to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to mark, date, sign and return the enclosed proxy in the accompanying reply envelope.

RESTORATION HARDWARE, INC.
Dated: June 1, 2005
Corte Madera, California

Annex A

The Audit Committee
of
the Board of Directors
of
Restoration Hardware, Inc.
Charter

I.   PURPOSE

The Audit Committee (the “Committee”) is established by and amongst the Board of Directors (the “Board”) of Restoration Hardware, Inc. (the “Company”) for the primary purpose of assisting the Board in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Committee shall also review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq-listed issuers.

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee should also provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing function, if any, and the Board.

The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditor and to any advisers that the Committee chooses to engage as well as for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.   COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director (as defined by all applicable rules and regulations), shall not own or control, directly or indirectly, 20% or more of the Company’s voting securities, or such lower measurement as may be established by the SEC in rulemaking under Section 301 of the Sarbanes-Oxley Act of 2002, and shall be free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall be a “financial expert” in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Members of the Committee may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Members of the Committee shall be elected by the Board and members shall continue on the Committee until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. Unless a Chair is elected by the full Board, members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. To the extent practical and appropriate, each regularly scheduled meeting should conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should, to the extent practical and appropriate, meet periodically with management, the director of the internal auditing function, if any, and the independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

III.   RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports/Accounting Information Review

1. Review this Charter periodically, and no less frequently than annually, and recommend to the Board any necessary amendments as conditions dictate.

2. Review and discuss with management the Company’s annual financial statements, including the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K, quarterly financial statements, and all internal controls reports (or summaries thereof), if any. To the extent practical and appropriate, review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906), and any relevant reports rendered by the independent auditor (or summaries thereof). Review and discuss with management and the independent auditor, in connection with management certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditor each Quarterly Report on Form 10-Q prior to its filing.

4. Have one or more members of the Committee, in particular if reasonably available the Chair of the Committee, review, before release, the unaudited operating results in the Company’s quarterly earnings release and/or discuss the contents of the Company’s quarterly earnings release with management.

5. Have one or more members of the Committee, in particular if reasonably available the Chair of the Committee, review, before release, any non-GAAP or “pro forma” financial information, guidance or revised guidance to be included in a press release of the Company.

6. To the extent practical and appropriate, review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department, if any, and management’s response.

Independent Auditor

7. Appoint (subject to shareholder ratification, if applicable), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditor in the event that they arise. The Board and Committee are in place to represent the Company’s stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and Committee as representatives of the Company’s stockholders. Consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence.

8. Review with the independent auditor when appropriate any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report; obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934; and hold discussions with the independent auditor, at least prior to the filing of the independent auditor’s audit report with the SEC pursuant to federal securities laws, regarding the following:

•       all critical accounting policies and practices to be used;

•       all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•       other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences;

•       an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements, and the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented;

•       any significant changes required in the independent auditor’s audit plan;

•       other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards; and

•       any other relevant reports, including regular internal financial reports prepared by management of the Company and any internal auditing department, or other financial information.

9. Review the independence of the independent auditor, including a review of management consulting services, and related fees, provided by the independent auditor. The Committee shall require that the independent auditor at least annually provide a formal written statement delineating all relationships between the independent auditor and the Company consistent with the rules of the NASD applicable to Nasdaq-listed issuers and request information from the independent auditor and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the independent auditor in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

10. Review and preapprove all audit, review or attest engagements of, and nonaudit services to be provided by, the independent auditor (other than with respect to the de minimis exception permitted by the Sarbanes-Oxley Act of 2002 and the SEC rules promulgated thereunder). Establish and maintain preapproval policies and procedures relating to the engagement of the independent auditor to render services, provided the policies and procedures are detailed as to the particular service and the Committee is informed of each service and such policies and procedures do not include delegation of the Committee’s responsibilities under the Securities Exchange Act of 1934 to management. The preapproval duty may be delegated to one or more designated members of the Committee with any such preapproval reported to the Committee at its next regularly scheduled meeting. Any such designated member(s) of the Committee shall also have the authority to approve nonaudit services, already commenced by the independent auditor, if (i) the aggregate amount of all such services provided constitutes no more than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the services are provided, (ii) such services were not recognized by the Company at the time of the engagement to be nonaudit services and (iii) such services are promptly brought to the attention of the Committee and approved by such designated member(s) prior to the completion of the audit. Approval of nonaudit services and preapproval policies and procedures shall be disclosed in the Company’s Annual Report on Form 10-K and annual proxy statement.

Financial Reporting Processes and Accounting Policies

11. In consultation with the independent auditor and the internal auditors, if any, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

12. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13. To the extent not otherwise approved by another committee or comparable body of the Board, review and approve all related party transactions (consistent with the rules of the NASD applicable to Nasdaq-listed issuers).

14. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

15. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

16. Review and concur with management on the scope and responsibilities of an internal auditing department and on the appointment, replacement, reassignment or dismissal of an internal auditing department manager or director.

Other Responsibilities

17. Review with the independent auditor, the internal auditing department, if any, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

18. Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

19. To the extent appropriate or necessary, review the rationale for employing audit firms other than the principal independent auditor and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

20. Establish, review and update periodically a code of ethics and ensure that management has established a system to enforce this code. It shall be the policy of the Committee that the code is in compliance with all applicable rules and regulations. Review management’s monitoring of the Company’s compliance with the organization’s code of ethics.

21. Periodically review and assess the Committee’s performance.

22. Perform any other activities consistent with this Charter, the Company’s Amended and Restated Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

[REHCM - RESTORATION HARDWARE, INC. common] [FILE NAME: ZRHC62.ELX) [VERSION - (1)]
[05/25/05] [orig. 05/25/05]

DETACH HERE	ZRHC62

RESTORATION HARDWARE, INC.

PROXY FOR COMMON STOCK

Annual Meeting of Stockholders, July 20, 2005

THIS PROXY IS SOLICITED ON BEHALF OF RESTORATION HARDWARE, INC.
BY ITS BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 20, 2005, the proxy statement and all other proxy materials and appoints Gary G. Friedman and Patricia A. McKay, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Restoration Hardware, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 20, 2005, at 9:30 a.m. local time at the company’s corporate offices located at 5725 Paradise Drive, Building D, Corte Madera, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

RESTORATION HARDWARE, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. Box 8694
EDISON, NJ 08818-8694

[REHCM - RESTORATION HARDWARE, INC. common] [FILE NAME: ZRHC6I.ELX] [VERSION - (1)]
[05/25/05] [orig. 05/25/05]

DETACH HERE	ZRHC61

☒	Please mark votes as in this example	#REH

The board of directors recommends a vote “FOR” the director nominees listed below and a vote “FOR” the other proposal listed below. This proxy, when properly executed, will be voted as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSAL LISTED BELOW.

1. Election of directors to serve for a three-year term ending in the year 2008 or until their successors are duly elected and qualified: Nominees: (01) Damon H. Ball and (02) Raymond C. Hemmig				2. Ratify the selection or Deloitte & Touche LLP as the Independent auditors of the company for the fiscal year ending January 28, 2006:	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as noted above.

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

				MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:			Date:	Signature:	Date:

[REHPA - RESTORATION HARDWARE, INC. preferred] [FILE NAME: ZRHP72.ELX] [VERSION - (1)]
[05/25/05] [orig. 05/25/05]

DETACH HERE	ZRHP72

RESTORATION HARDWARE, INC.

PROXY FOR SERIES A PREFERRED STOCK

Annual Meeting of Stockholders, July 20, 2005

THIS PROXY IS SOLICITED ON BEHALF OF RESTORATION HARDWARE, INC.
BY ITS BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 20, 2005, the proxy statement and all other proxy materials and appoints Gary G. Friedman and Patricia A. McKay, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Series A preferred stock of Restoration Hardware, Inc. (either as such or on an as converted to common stock basis) which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 20, 2005, at 9:30 a.m. local time at the company’s corporate offices located at 5725 Paradise Drive, Building D, Corte Madera, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

RESTORATION HARDWARE, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. Box 8694
EDISON, NJ 08818-8694

[REHPA - RESTORATION HARDWARE, INC. preferred] [FILE NAME: ZRHP71.ELX] [VERSION - (1)]
[05/25/05] [orig. 05/25/05]

DETACH HERE	ZRHP71

☒	Please mark votes as in this example.	#REH

The board of directors recommends a vote “FOR” the director nominees listed below and a vote “FOR” the other proposal listed below. This proxy, when properly executed, will be voted as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSAL LISTED BELOW.

1.   Election of directors to serve for a three-year term ending in the year 2008 or until their successors are duly elected and qualified:

Nominees: (01) Damon H. Ball, (02) Raymond C. Hemmig and (03) Glenn J. Krevlin

				2. Ratify the selection of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending January 28, 2006:	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as noted above.

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

				MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:			Date:	Signature:	Date: